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    Carolina Power & Light Company
    BALANCE SHEETS                                                      September 30             December 31
    (In thousands)                                                 1996             1995            1995
    ---------------------------------------------------------------------------------------------------------


                             ASSETS
    Electric Utility Plant
      Electric utility plant in service                      $    9,659,303    $   9,354,427  $    9,440,442
      Accumulated depreciation                                   (3,721,581)      (3,413,489)     (3,493,153)
    ---------------------------------------------------------------------------------------------------------
             Electric utility plant in service, net               5,937,722        5,940,938       5,947,289
      Held for future use                                            12,752           13,304          13,304
      Construction work in progress                                 215,329          177,606         179,260
      Nuclear fuel, net of amortization                             183,178          181,720         188,655
    ---------------------------------------------------------------------------------------------------------
             Total Electric Utility Plant, Net                    6,348,981        6,313,568       6,328,508
    ---------------------------------------------------------------------------------------------------------

    Current Assets
      Cash and cash equivalents                                      18,020           14,868          14,489
      Accounts receivable                                           344,753          345,894         364,536
      Fuel                                                           43,478           58,137          53,654
      Materials and supplies                                        127,644          127,385         121,227
      Prepayments                                                    55,041           56,577          59,918
      Other current assets                                           32,014           31,844          27,834
    ---------------------------------------------------------------------------------------------------------
             Total Current Assets                                   620,950          634,705         641,658
    ---------------------------------------------------------------------------------------------------------

    Deferred Debits and Other Assets
      Income taxes recoverable through future rates                 384,325          386,581         387,150
      Abandonment costs                                              46,559           60,528          57,120
      Harris Plant deferred costs                                    88,500          113,240         107,992
      Unamortized debt expense                                       71,201           59,599          58,404
      Miscellaneous other property and investments                  454,796          439,992         475,564
      Other assets and deferred debits                              175,099          170,061         170,754
    ---------------------------------------------------------------------------------------------------------
             Total Deferred Debits and Other Assets               1,220,480        1,230,001       1,256,984
    ---------------------------------------------------------------------------------------------------------
                Total Assets                                 $    8,190,411    $   8,178,274  $    8,227,150
    =========================================================================================================

                 CAPITALIZATION AND LIABILITIES

    Capitalization
      Common stock equity                                    $    2,682,931    $   2,633,751  $    2,574,743
      Preferred stock - redemption not required                     143,801          143,801         143,801
      Long-term debt, net                                         2,459,445        2,684,408       2,610,343
    ---------------------------------------------------------------------------------------------------------
             Total Capitalization                                 5,286,177        5,461,960       5,328,887
    ---------------------------------------------------------------------------------------------------------

    Current Liabilities
      Current portion of long-term debt                             138,345           53,000         105,755
      Notes payable                                                   3,640           17,000          73,743
      Accounts payable                                              194,810          122,635         309,294
      Taxes accrued                                                 176,160          168,696           2,456
      Interest accrued                                               36,055           49,785          48,441
      Dividends declared                                             71,386           69,103          71,285
      Deferred fuel credit                                            8,754           35,460          27,495
      Other current liabilities                                      71,236           72,006          79,220
    ---------------------------------------------------------------------------------------------------------
             Total Current Liabilities                              700,386          587,685         717,689
    ---------------------------------------------------------------------------------------------------------

    Deferred Credits and Other Liabilities
      Accumulated deferred income taxes                           1,733,013        1,640,364       1,716,835
      Accumulated deferred investment tax credits                   234,873          244,393         242,707
      Other liabilities and deferred credits                        235,962          243,872         221,032
    ---------------------------------------------------------------------------------------------------------
             Total Deferred Credits and Other Liabilities         2,203,848        2,128,629       2,180,574
    ---------------------------------------------------------------------------------------------------------

    Commitments and Contingencies (Note 5)

                Total Capitalization and Liabilities         $    8,190,411    $   8,178,274  $    8,227,150
    =========================================================================================================

    SCHEDULES OF COMMON STOCK EQUITY
    (In thousands)
      Common stock (Note 3)                                  $    1,369,963    $   1,439,814  $    1,381,496
      Unearned ESOP common stock                                   (178,514)        (191,526)       (191,341)
      Capital stock issuance expense                                   (790)            (790)           (790)
      Retained earnings                                           1,492,272        1,386,253       1,385,378
    ---------------------------------------------------------------------------------------------------------
             Total Common Stock Equity                       $    2,682,931    $   2,633,751  $    2,574,743
    =========================================================================================================

    .........................................................................................................
    See Supplemental Data and Notes to Financial Statements.

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